Form N-SAR
DFA Investment Dimensions Group Inc.
Question 77


I) Please refer to:

1) The annual update to The Securities Act of 1933/The
Investment Company Act of 1940 Registration
Statement on Form N-1A of DFA Investment Dimensions
Group Inc. filed on Post-Effective Amendment Nos.
67/68 and 68/69 with the Securities and Exchange
Commission on March 28, 2003 and March 31, 2003, respectively.

2) The supplements to prospectuses filed with the Securities and Exchange Commission on May 21, 2003 on Form 497 regarding the valuation of securities listed on NASDAQ.